As filed with the Securities and Exchange Commission on July 8, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

QUANTUM COMPUTING INC.
(Exact name of registrant as specified in its charter)

Delaware	82-4533053
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5 Marine View Plaza, Suite 214, Hoboken, NJ	07030
(Address of Principal Executive Offices)	(Zip Code)

2022 EQUITY AND INCENTIVE PLAN
(Full title of the plan)

Dr. Yuping Huang
Chief Executive Officer

5 Marine View Plaza, Suite 214

Hoboken, NJ 07030

(703) 436-2161

Copies to:

Joseph M. Lucosky, Esq.

Lawrence Metelitsa, Esq.

Sebastian A. Bacon, Esq.

Lucosky Brookman LLP

101 Wood Avenue South

Woodbridge, NJ 08830

Tel: (732) 395-4400

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Quantum Computing Inc. (the “Registrant”) to register 13,544,946 additional shares of common stock with respect to the Company’s 2022 Equity and Incentive Plan, as amended (the “Plan”), which is in addition to the 16,455,054 shares of common stock under the Plan that were previously registered on the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 21, 2025 (File No. 333-286033) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those registered under the Prior Registration Statement and is being filed in accordance with General Instruction E to Form S-8 regarding the registration of additional securities under the Plan. Pursuant to such instruction, the contents of the Prior Registration Statement are hereby incorporated by reference in and made part of this Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below or the specific exhibits attached hereto. Also pursuant to General Instruction E to Form S-8, the filing fee is being paid only with respect to the 13,544,946 shares of common stock not previously registered.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Commission on March 2, 2026;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the Commission on May 11, 2026;

(3)	The Registrant’s Current Reports on Form 8-K and Form 8-K/A filed with the Commission on January 12, 2026, February 3, 2026, March 5, 2026, April 17, 2026, June 23, 2026 and June 30, 2026; and

(4)	The description of the Registrant’s common stock contained in Exhibit 4.2 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Commission on March 2, 2026, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(i) to the Form 10-K/A filed on July 10, 2023)
4.2	Certificate of Designations of the Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on November 17, 2021)
4.3	Certificate of Amendment of Certificate of Designations of Series A Convertible Preferred Stock of Quantum Computing Inc., filed with the Delaware Secretary of State on December 16, 2021 (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on December 17, 2021)
4.4	Certificate of Designation with respect to the Series B Preferred Stock, par value $0.0001 per share, dated June 14, 2022 (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on June 21, 2022)
4.5	Certificate of Amendment to Certificate of Incorporation of Quantum Computing Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on June 30, 2026)
4.6	Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to the Form 10-K/A filed on July 10, 2023)
5.1	Opinion of Lucosky Brookman LLP
23.1	Consent of BPM LLP, Independent Registered Public Accounting Firm
23.2	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)
99.1	Quantum Computing Inc. 2022 Equity and Incentive Plan (incorporated by reference to Exhibit 10.42 to the Form 10-K/A filed on July 10, 2023)
99.2	Amendment No. 1 to Quantum Computing Inc. 2022 Equity and Incentive Plan
107	Filing Fee Table

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoboken, New Jersey, on July 8, 2026.

QUANTUM COMPUTING INC.

By:	/s/ Dr. Yuping Huang
Dr. Yuping Huang
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Dr. Yuping Huang and Christopher Roberts as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Dr. Yuping Huang	Chairman of the Board of Directors and Chief Executive Officer	July 8, 2026
Dr. Yuping Huang	(principal executive officer)

/s/ Christopher Roberts	Chief Financial Officer, Treasurer	July 8, 2026
Christopher Roberts	(principal financial and accounting officer)

/s/ Michael Turmelle	Director	July 8, 2026
Michael Turmelle

/s/ Robert Fagenson	Vice Chairman of the Board of Directors	July 8, 2026
Robert Fagenson

/s/ Dr. Carl Weimer	Director	July 8, 2026
Dr. Carl Weimer

/s/ Dr. Javad Shabani	Director	July 8, 2026
Dr. Javad Shabani

/s/ Eric Schwartz	Director	July 8, 2026
Eric Schwartz

II-2